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                                                                    EXHIBIT 4.5

                      AMENDED AND RESTATED PARENT GUARANTY


        This AMENDED AND RESTATED PARENT GUARANTY (this "Guaranty"), dated as of December 17, 1997, is executed by DEL MONTE FOODS COMPANY, a Maryland corporation (the "Guarantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, in its capacity as administrative agent for the Lender Parties referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

        WHEREAS, Del Monte Corporation, a New York corporation and a wholly-owned Subsidiary of the Guarantor (the "Company"), has entered into an Amended and Restated Credit Agreement dated as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; terms used but not defined herein are used herein as defined in the Credit Agreement) with various financial institutions, the Administrative Agent, Bankers Trust Company, as documentation agent, and BankBoston, N.A., Citicorp USA, Inc., General Electric Capital Corporation and The LongTerm Credit Bank of Japan, Ltd., Los Angeles Agency, as co-agents, pursuant to which such financial institutions have agreed to make available to the Company term loans and a revolving credit facility with a letter of credit subfacility, which Credit Agreement amends and restates a Credit Agreement among the Company, the Administrative Agent and certain financial institutions, dated as of April 18, 1997 (the "Original Credit Agreement");

        WHEREAS, in connection with the Original Credit Agreement, the Guarantor issued a Parent Guaranty, dated as of April 18, 1997 (the "Original Guaranty") in favor of the Administrative Agent;

        WHEREAS, as a condition to the effectiveness of the Credit Agreement, the Original Guaranty must be amended and restated in the form hereof; and

        WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the making of loans and issuance of letters of credit pursuant to the Credit Agreement, and the Guarantor is willing to guarantee the Liabilities (as defined below) as hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees to the Administrative Agent for its benefit and the benefit of the Lender Parties the full and prompt payment and performance when due (taking into consideration any applicable grace periods given under



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the Credit Agreement), whether by acceleration or otherwise, and at all times thereafter, of (i) all Obligations owing by the Company, Parent or any Subsidiary (including post-petition interest), and (ii) all Permitted Swap Obligations (monetary or otherwise) of the Company under any Swap Contract with a Lender Party (other than Swap Contracts that, by their terms, are unsecured) (all the foregoing being herein collectively called the "Liabilities"); provided, however, that the liability of the Guarantor hereunder shall be limited to the maximum amount which the Guarantor may incur without violating any fraudulent conveyance or fraudulent transfer law (plus all reasonable costs and expenses paid or incurred by the Administrative Agent or any Lender Party in enforcing this Guaranty against the Guarantor); provided, further, that the term "Liabilities" shall not include any obligations arising under any Environmental Indemnity. As used herein, (i) the term "Lender Party" means each Agent and each Lender under and as defined in the Credit Agreement and any Affiliate of such a Lender which is a party to a Swap Contract with the Company, and (ii) the term "Obligor" means the Company, the Guarantor and any other Person (other than any Agent or any Lender or their permitted successors and assigns) obligated under any Loan Document, and their permitted successors and assigns.

        The Guarantor agrees that upon the occurrence of any Event of Default under Section 9.1(f) or (g) of the Credit Agreement with respect to the Company, the Parent or any Material Subsidiary, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Administrative Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable.

        This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment, and not a guaranty of collection, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Guarantor or the Company or any other Obligor or that at any time or from time to time no Liabilities are outstanding) until, subject to the next paragraph, the payment in full of all the Liabilities (other than Liabilities in the nature of contingent continuing indemnification obligations), the expiration or termination of all Letters of Credit and Permitted Swap Obligations (monetary or otherwise) of the Company under any Swap Contract with a Lender Party (other than Swap Contracts that, by their terms, are unsecured).

        All obligations of the Guarantor hereunder are secured by, among other things, that certain Security Agreement dated as of April 18, 1997 (as amended, supplemented, restated or otherwise modified from time to time, the "Security Agreement") among the Company, the Guarantor and the Administrative Agent and by that certain Parent Pledge Agreement dated as of April 18, 1997 (as amended, supplemented, restated or otherwise modified from time to time, the "Parent Pledge Agreement"), between the Guarantor and the Administrative Agent.

        The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities



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is or must be rescinded or returned by the Administrative Agent or such Lender
Party for any reason whatsoever (including, the insolvency, bankruptcy or reorganization of the Company or the Guarantor or any other Obligor), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

        The Guarantor represents and warrants to the Administrative Agent and each Lender Party that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) it is engaged solely in the business of being a holding company for the Company,
(iii) the execution and delivery of this Guaranty and the performance by it of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, any necessary shareholder approval), have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any Requirement of Law or of any Contractual Obligation binding upon or applicable to it or any of its property, and (iv) this Guaranty is its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and equitable principles relating to enforceability.

        The Guarantor further represents and warrants to the Administrative Agent and the Lender Parties that it now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. Neither the Administrative Agent nor any Lender Party shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company.

        The Guarantor covenants that (i) it will not permit any change to be made in the character of its business as carried on the date hereof and will not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than in the ordinary course of its business as the holding company for the Company or as expressly contemplated by this Guaranty, (ii) it will not merge or consolidate with or into, or sell, lease or otherwise dispose of (whether in one transaction or a series of transactions) substantially all of its assets (whether now or hereafter acquired) to any other Person, (iii) it will have no material assets other than capital stock of the Company, (iv) it will have no material liabilities other than (a) liabilities arising directly as a result of its ownership of the Company and (b) the Parent Bridge Notes (or Parent Discount Notes issued in lieu thereof) and any Qualified Parent Notes issued in a Qualified Parent Refinancing in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) not to exceed the amount necessary to pay in full all principal, accrued interest, premium, if any, of the Parent Discount Notes or,



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if applicable, a prior issuance of Qualified Parent Notes, plus customary fees and expenses incurred with the issuance of such refinancing notes (provided that (1) the documentation with respect to such refinancing Indebtedness shall not contain provisions that are more restrictive on the Guarantor than those in effect with respect to the Parent Bridge Notes and (2) such refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Qualified Parent Notes being refinanced) and in any event will not incur or suffer to exist any Indebtedness for borrowed money (other than as permitted above) or Guaranty Obligations (other than pursuant to this Guaranty or pursuant to the Subordinated Indenture, provided that the Guaranty Obligations that arise pursuant to the Subordinated Indenture are subordinated to the Guaranty Obligations that arise pursuant to this Guaranty on substantially the same terms as the Subordinated Debt is subordinated to the Liabilities), (v) it will comply with Sections 8.1, 8.11, 8.12, 8.13, 8.14, 8.15 and 8.23 of the Credit
Agreement, (vi) it will not, and will not permit any of its Subsidiaries to, (a) declare or make any dividend payment or other distribution on account of any shares of the TPG Acquisition Preferred Stock other than a distribution made solely of additional shares of TPG Acquisition Preferred Stock, or (b) make any redemptions, prepayments, defeasances or repurchases (collectively, "Redemptions") of any shares of TPG Acquisition Preferred Stock other than, so long as no Event of Default or Unmatured Event of Default of the type specified in Section 9.1((f) or (g) of the Credit Agreement has occurred and is continuing, Redemptions made with the Net Cash Proceeds of an equity issuance by, or capital contribution to, the Guarantor and (vii) it will not issue any TPG Acquisition Preferred Stock for a price per share less than the liquidation preference thereof (i.e., $1,000 per share), other than in payment of regularly scheduled dividends thereon.

        The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the Guarantor, take any or all of the following actions without impairing the obligations of the Guarantor under this
Guaranty: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter, modify or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release or fail to perfect its security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the Guarantor for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against the Guarantor or any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the foregoing being expressly waived by the Guarantor to the extent permitted by applicable law).



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        The Guarantor hereby expressly waives (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of intent to foreclose, protest, and all other notices whatsoever and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

        Notwithstanding any payment made by or for the account of the Guarantor pursuant to this Guaranty, the Guarantor shall not be subrogated to any right of the Administrative Agent or any Lender Party until such time as the Administrative Agent and the Lender Parties shall have received final payment in cash of the full amount of all Liabilities and all Commitments and all Letters of Credit shall have terminated or expired.

        The Guarantor further agrees to pay all reasonable expenses (including Attorney Costs) paid or incurred by the Administrative Agent or any Lender Party in endeavoring to collect the Liabilities of the Guarantor, or any part thereof, and in enforcing this Guaranty against the Guarantor.

        The creation or existence from time to time of additional Liabilities to the Administrative Agent or the Lender Parties or any of them is hereby authorized, without notice to the Guarantor, and shall in no way affect or impair the rights of the Administrative Agent or the Lender Parties or the obligations of the Guarantor under this Guaranty, including the Guarantor's guaranty of such additional Liabilities.

        The Administrative Agent and any Lender Party may from time to time without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were an original Lender Party.

        No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or the Lender Parties except as expressly set forth in writing duly signed and delivered on behalf of the Administrative Agent. No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the Guarantor under this Guaranty. Notwithstanding anything herein to the contrary, the guarantee by the Guarantor of the Liabilities shall not be subject to any right or power of the Company or anyone else to assert



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any claim or defense as to the invalidity or unenforceability of any such
Liabilities, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder.

        Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lender Parties. All payments by the Guarantor pursuant to this Guaranty shall be made to the Administrative Agent for the ratable benefit of the Lender Parties.

        This Guaranty shall be binding upon the Guarantor and the successors and assigns of the Guarantor; and to the extent that the Company or the Guarantor is either a partnership or a corporation, all references herein to the Company and to the Guarantor, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation.

        THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.

        To the extent that any provisions of this Guaranty conflict with any provisions of the Credit Agreement, the provisions of the Credit Agreement control.

        ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR, AND BY ACCEPTING THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY IRREVOCABLY



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WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON
THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

        THE GUARANTOR, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

        THIS WRITTEN GUARANTY, THE CREDIT AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS.

        Upon the effectiveness of the Credit Agreement, the Original Guaranty shall be superseded by this Guaranty.



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        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


        IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                            DEL MONTE FOODS COMPANY


                                            By: /s/     WILLIAM R. SAWYERS
                                                -------------------------------
                                                        William R. Sawyers

                                            Title: Vice President and Secretary
                                                   ----------------------------


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